As filed with the Securities and Exchange Commission on May 24, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

InspireMD, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2123838 (I.R.S. Employer Identification Number)

4 Menorat Hamaor St.
Tel Aviv, Israel 67448
(Address of Principal Executive Offices; Zip Code)

Amended and Restated 2011 UMBRELLA Option Plan

Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd

Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Fellice Pelled

Agreement, dated as of January 15, 2008, by and between D.I.R. Omri Yitzum and Hashka’ot Ltd and Others and InspireMD, Register No. 513679431

(Full title of the plan)

Alan Milinazzo

President and Chief Executive Officer

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 67448

(Name and address of agent for service)

972-3-691-7691
(Telephone number, including area code, of agent for service)

With a copy to:
Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	226,742	(2)	$0.0001	(3)	$22.67	$0.01
Common Stock, $0.0001 par value	21,305	(2)	$0.002	(3)	$42.61	$0.01
Common Stock, $0.0001 par value	37,862	(2)	$0.73	(3)	$27,639.26	$3.77
Common Stock, $0.0001 par value	150,000	(2)	$1.97	(3)	$295,500.00	$40.31
Common Stock, $0.0001 par value	297,447	(2)	$2.05	(3)	$609,766.35	$83.17
Common Stock, $0.0001 par value	400,000	(2)	$2.75	(3)	$1,100,000.00	$150.04
Common Stock, $0.0001 par value	123,750	(2)	$2.92	(3)	$361,350.00	$49.29
Common Stock, $0.0001 par value	25,000	(2)	$2.95	(3)	$73,750.00	$10.06
Common Stock, $0.0001 par value	24,500	(2)	$2.98	(3)	$73,010.00	$9.96
Common Stock, $0.0001 par value	97,500	(2)	$3.16	(3)	$308,100.00	$42.02
Common Stock, $0.0001 par value	75,000	(2)	$3.20	(3)	$240,000.00	$32.74
Common Stock, $0.0001 par value	181,665	(2)	$3.40	(3)	$617,661.00	$84.25
Common Stock, $0.0001 par value	146,089	(2)	$3.94	(3)	$575,590.66	$78.51
Common Stock, $0.0001 par value	600,000	(2)	$4.05	(3)	$2,430,000.00	$331.45
Common Stock, $0.0001 par value	50,000	(2)	$4.72	(3)	$236,000.00	$32.19
Common Stock, $0.0001 par value	421,022	(2)	$4.93	(3)	$2,075,638.46	$283.12
Common Stock, $0.0001 par value	60,871	(2)	$5.80	(3)	$353,051.80	$48.16
Common Stock, $0.0001 par value	86,437	(2)	$6.00	(3)	$518,622.00	$70.74
Common Stock, $0.0001 par value	3,652	(2)	$6.90	(3)	$25,198.80	$3.44
Common Stock, $0.0001 par value	20,290	(2)	$7.00	(3)	$142,030.00	$19.37
Common Stock, $0.0001 par value	53,750	(2)	$7.72	(3)	$414,950.00	$56.60
Common Stock, $0.0001 par value	95,750	(2)	$7.80	(3)	$746,850.00	$101.87
Common Stock, $0.0001 par value	10,000	(2)	$8.00	(3)	$80,000.00	$10.91
Common Stock, $0.0001 par value	2,500	(2)	$8.40	(3)	$21,000.00	$2.86
Common Stock, $0.0001 par value	25,000	(2)	$9.00	(3)	$225,000.00	$30.69
Common Stock, $0.0001 par value	2,500	(2)	$9.60	(3)	$24,000.00	$3.27
Common Stock, $0.0001 par value	125,000	(2)	$10.00	(3)	$1,250,000.00	$170.50
Common Stock, $0.0001 par value	1,250	(2)	$10.40	(3)	$13,000.00	$1.77
Common Stock, $0.0001 par value	570,360	(4)	$2.68	(5)	$1,528,564.80	$208.50
Common Stock, $0.0001 par value	509,791	(6)	$2.68	(5)	$1,366,238.88	$186.35
Common Stock, $0.0001 par value	151,343	(7)	$2.68	(5)	$405,599.24	$55.32
Common Stock, $0.0001 par value	250,000	(8)	$2.68	(5)	$670,000.00	$91.39
Common Stock, $0.0001 par value	725,000	(9)	$7.80	(3)	$1,413,750.00	$192.84
Common Stock, $0.0001 par value	725,000	(10)	$2.68	(5)	$1,943,000.00	$265.03
Common Stock, $0.0001 par value	23,081	(11)	$4.92	(3)	$113,558.52	$15.49
Common Stock, $0.0001 par value	17,500	(12)	$2.68	(5)	$46,900.00	$6.40
Common Stock, $0.0001 par value	40,581	(13)	$4.92	(3)	$199,658.52	$27.23
Common Stock, $0.0001 par value	6,087	(14)	$0.0001	(3)	$0.61	$0.01
Total	6,440,548				$20,525,044.18	$2,799.63

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, we are also registering an indeterminable number of shares of common stock that may be issued in connection with stock splits, stock dividends or similar transactions.
(2)	Represents shares of common stock issuable pursuant to options awarded under the Amended and Restated 2011 UMBRELLA Option Plan (the “2011 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the price at which such options may be exercised.
(4)	Represents shares of restricted stock issued under the 2011 Plan pursuant to a Restricted Stock Award Agreement, dated as of January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the common stock as reported on the NYSE MKT on May 22, 2013.
(6)	Represents shares of common stock issued upon the exercise of options granted pursuant to the 2011 Plan.
(7)	Represents shares of common stock issuable pursuant to the 2011 Plan.
(8)	Represents shares of common stock issued upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
(9)	Represents shares of common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
(10)	Represents shares of common stock issued pursuant to the Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.
(11)	Represents shares of common stock issuable pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd.
(12)	Represents shares of common stock issued pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd.
(13)	Represents shares of common stock issuable pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Fellice Pelled.
(14)	Represents shares of common stock issuable pursuant to the Agreement, dated as of January 15, 2008, by and between D.I.R. Omri Yitzum and Hashka’ot Ltd and Others and InspireMD, Register No. 513679431.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of InspireMD, Inc. has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register:

•	3,364,882 shares of our common stock, par value $0.0001 per share, underlying options previously granted under our 2011 UMBRELLA Option Plan (the “2011 Plan”);

•	570,360 shares of restricted stock granted under the 2011 Plan;

•	509,791 shares of common stock issued upon the exercise of options granted pursuant to the 2011 Plan;

•	151,343 shares of common stock issuable pursuant to the 2011 Plan;

•	250,000 shares of common stock issued upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.;

•	725,000 shares of common stock issuable pursuant to the Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.;

•	725,000 shares of common stock issued pursuant to the Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

•	23,081 shares of common stock issuable pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd;

•	17,500 shares of common stock issued pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd;

•	40,581 shares of common stock issuable pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Fellice Pelled; and

•	6,087 shares of common stock issuable pursuant to the Agreement, dated as of January 15, 2008, by and between D.I.R. Omri Yitzum and Hashka’ot Ltd and Others and InspireMD, Register No. 513679431.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. These are shares that were or may be acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants are the selling stockholders identified in the reoffer prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

InspireMD, Inc.

4,939,790 Shares of Common Stock

This reoffer prospectus relates to shares of common stock of InspireMD, Inc. that may be reoffered or resold from time to time by the stockholders identified in this reoffer prospectus and that have been acquired or that may be acquired under our 2011 UMBRELLA Option Plan (the “2011 Plan”) or under certain individual stock option or stock award agreements. This prospectus covers 2,072,651 shares of common stock that are owned by the selling stockholders and up to 2,867,139 shares of common stock issuable upon the exercise of currently outstanding options.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” which begins on page 9.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of an exercise of the options by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

Our common stock is listed on the NYSE MKT under the symbol “NSPR.” On May 23, 2013, the last reported sale price of our common stock as reported on the NYSE MKT was $2.20 per share.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this reoffer prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is May 24, 2013.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

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SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” for periods prior to the closing of our share exchange transactions on March 31, 2011 refer to InspireMD Ltd., a private company incorporated under the laws of the State of Israel that is now our wholly-owned subsidiary, and its subsidiary, taken as a whole, and the terms “we,” “our,” “us,” or “the Company” for periods subsequent to the closing of the share exchange transactions refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries, including InspireMD Ltd., taken as a whole.

Unless otherwise indicated, all information in this prospectus reflects a one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

The Company

Overview

We are a medical device company focusing on the development and commercialization of our proprietary stent platform technology, MGuardTM. MGuard provides embolic protection in stenting procedures by placing a micron mesh sleeve over a stent. Since our formation, we have experienced net losses.

Our initial products are marketed for use mainly in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). According to the TYPHOON STEMI trial (New England Journal of Medicine, 2006) and the SOS SVG Trial (Journal of the American College of Cardiology, 2009), of patients with acute myocardial infarction and saphenous vein graft coronary interventions, 7.5% to 44% experience major adverse cardiac events, including cardiac death, heart attack and restenting of the artery. When performing stenting procedures in patients with acute coronary symptoms, interventional cardiologists face a difficult dilemma in choosing between bare-metal stents, which have a high rate of restenosis (formation of new blockages), and drug-eluting (drug-coated) stents, which have a high rate of late thrombosis (formation of clots months or years after implantation), require administration of anti-platelet drugs for at least one year post procedure, are more costly than bare-metal stents and have additional side effects. We believe that MGuard is a simple and seamless solution for these patients.

We also intend to apply our technology to develop additional products used for other vascular procedures, specifically carotid (the arteries that supply blood to the brain) and peripheral (other arteries) procedures.

In October 2007, our first generation product, the MGuard Coronary, received CE Mark approval for treatment of coronary arterial disease in the European Union. CE Mark is a mandatory conformance mark on many products marketed in the European Economic Area and certifies that a product has met European Union consumer safety, health or environmental requirements. We began shipping our product to customers in Europe in January 2008 and have since expanded our global distribution network to Southeast Asia, India, Latin America and Israel. During the summer of 2012, we submitted an investigational device exemption application to the U.S. Food and Drug Administration to conduct a pivotal trial that we intend to form the basis of an application to sell and market MGuard Coronary in the United States. On April 19, 2013, we received an approval with conditions for our investigational device exemption application. An approval with conditions indicates that the U.S. Food and Drug Administration concurs with the overall trial design and while minor details are being finalized, allows us to initiate enrollment in the trial. The multi-center, randomized study will consist of 1,114 patients suffering from ST Elevation Myocardial Infarction (STEMI), throughout 35 sites in the U.S. and an additional 35 sites in Europe, and will support our application to market our MGuard Prime version of the MGuard Coronary in the United States. Presently, none of our products may be sold or marketed in the United States.

Our initial MGuard Coronary products incorporated a stainless steel stent. We subsequently replaced this stainless steel platform with a more advanced cobalt-chromium based platform, which we refer to as the MGuard Prime version of our MGuard Coronary. We believe the new platform will prove to be superior because cobalt-chromium stents are generally known in the industry to provide better deliverability and possibly even a reduction in major adverse cardiac events.

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The MGuard Prime version of the MGuard Coronary received CE Mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. We believe we can use and leverage the clinical trial results of our original stainless steel based MGuard Coronary to market our new cobalt-chromium based MGuard Prime version of the MGuard Coronary.

For the nine months ended March 31, 2013, our total revenue was approximately $3.4 million and our net loss was approximately $14.3 million. For the six months ended June 30, 2012, our total revenue was approximately $2.1 million and our net loss was approximately $7.1 million. For the year ended December 31, 2011, our total revenue was approximately $6.0 million and our net loss was approximately $14.7 million.

Recent Events

On April 16, 2013, we sold a total of 12,500,000 shares of common stock in an underwritten public offering. The price to the public in the offering was $2.00 per share, and the aggregate net proceeds to us were approximately $22.6 million, after the underwriters’ commissions and offering expenses. As described below, we used a portion of the proceeds to redeem a portion of our outstanding senior secured convertible debentures due April 15, 2014 and we intend to use the remainder of the proceeds to support the worldwide commercialization of the MGuard Coronary and Carotid Embolic Protection Stents (EPS), to pursue U.S. Food and Drug Administration approval of these products and for general corporate purposes. In connection with the offering, effective as of April 11, 2013, our common stock began trading on the NYSE MKT and ceased trading on the OTC Bulletin Board.

On April 16, 2013, we consummated an exchange and amendment agreement with the holders of our outstanding senior secured convertible debentures due April 15, 2014. Pursuant to the agreement, in full satisfaction of our obligations under the debentures, we (i) repaid $8,787,234 in cash, (ii) issued 2,159,574 shares of our common stock to the holders, and (iii) issued to the holders five year warrants to purchase 659,091 shares of common stock at an exercise price of $3.00 per share.

On April 16, 2013, as a result of the offering price in the public offering being less than $6.00 per share and the issuance of the shares and warrants under the exchange and amendment agreement, we issued to investors in our March 31, 2011 financing an aggregate of 755,207 shares of common stock pursuant to rights these investors hold under a securities purchase agreement providing for the issuance of additional shares of common stock in the event we issue shares of common stock at a price below $6.00 per share or common stock equivalents pursuant to which shares of common stock may be acquired at a price per share below $6.00.

Corporate and Other Information

We were organized in the State of Delaware on February 29, 2008 as Saguaro Resources, Inc. to engage in the acquisition, exploration and development of natural resource properties. On March 28, 2011, we changed our name from “Saguaro Resources, Inc.” to “InspireMD, Inc.”

Our principal executive offices are located at 4 Menorat Hamaor St., Tel Aviv, Israel 67448. Our telephone number is 972-3-691-7691. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•	our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•	our ability to adequately protect our intellectual property;

•	disputes over ownership of intellectual property;

•	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

•	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that the MGuard technology is an attractive alternative to other procedures and products;

•	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

•	entry of new competitors and products and potential technological obsolescence of our products;

•	loss of a key customer or supplier;

•	technical problems with our research and products and potential product liability claims;

•	adverse economic conditions;

•	adverse federal, state and local government regulation, in the United States, Europe or Israel;

•	price increases for supplies and components;

•	inability to carry out research, development and commercialization plans; and

•	loss or retirement of key executives and research scientists.

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You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of these and other risks that relate to our business and investing in our common stock. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

Certain shares of common stock offered by this prospectus are issuable upon the exercise of stock options. As such, if a selling stockholder exercises all or any portion of its options, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such option exercise. We expect to use the proceeds received from the exercise of the options, if any, for general working capital purposes.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the selling stockholders listed below, or future selling stockholders, under our 2011 Plan and under certain individual stock option and stock award agreements. Each of the transactions by which the selling stockholders acquired the securities covered by this prospectus was exempt under the registration provisions of the Securities Act of 1933, as amended.

The following table sets forth, as of May 23, 2013, the number of shares beneficially owned by each current selling stockholder. The number of shares in the column “Number of Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a selling stockholder currently owns or has the right to acquire within sixty (60) days of May 23, 2013. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a selling stockholder may offer under this reoffer prospectus, and includes shares issuable upon the exercise of options that have not yet vested and are not included in the column “Number of Shares Beneficially Owned Prior to the Offering.” The table and footnotes assume that the selling stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the selling stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the selling stockholders or to other affiliates under the 2011 Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

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Name	Number of Shares Beneficially Owned Prior to the Offering		Shares Which May be Offered (1)		Shares Beneficially Owned After Offering		Percentage of Outstanding Common Stock After Offering (2)
Eli Bar (3)	357,977	(4)	374,643	(5)	-		-
Sol J. Barer, Ph.D. (6)	2,563,542	(7)	1,937,500	(8)	825,000		2.3%
James Barry, Ph.D. (9)	12,500	(10)	137,500	(11)	-		-
Michael Berman (12)	30,000		124,415	(11)	30,000		*
Ivry Cor Ltd (13)	40,581	(14)	40,581	(14)	-		-
Roni Karmeli(15)	121,741	(16)	121,741	(16)	-		-
James J. Loughlin (17)	15,000		100,000	(11)	15,000		*
Alan W. Milinazzo (18)	770,360	(19)	1,467,807	(20)	100,000		*
Sara Paz (21)	2,616,663	(22)	91,306	(11)	2,565,938		7.5%
Robert Ratini (23)	16,667	(10)	50,000	(11)	-		-
Avi Shitrit (24)	260,845	(25)	121,741	(16)	139,104		*
Craig Shore (26)	192,056	(27)	191,306	(11)	750	(28)	*
Paul Stuka (29)	920,575	(30)	112,500	(11)	908,075	(31)	2.6%
Eyal Weinstein (32)	6,250	(10)	68,750	(11)	-		-

*Less than 1%

(1)	Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered shall be determined from time to time by each selling stockholder at their sole discretion.

(2)	The percentage of shares beneficially owned is based upon 34,316,864 shares of common stock outstanding as of May 23, 2013.

(3)	Mr. Bar has served as senior vice president of research and development and chief technical officer of InspireMD Ltd., our wholly owned subsidiary, since February 2011. Prior to that, he served as InspireMD Ltd.’s vice president of research and development beginning in October 2006 and engineering manager beginning in June 2005.

(4)	Comprised of (i) 91,668 shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013 and (ii) 266,309 shares issued upon the exercise of options granted under our 2011 Plan.

(5)	Comprised of (i) 108,334 shares issuable upon exercise of options previously granted under our 2011 Plan and (ii) 266,309 shares issued upon the exercise of options granted under our 2011 Plan.

(6)	Dr. Barer has served as our director since July 11, 2011 and as chairman of our board of directors since November 16, 2011.

(7)	Includes (i) 129,167 shares issuable upon exercise of options granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013, (ii) 634,375 shares issuable upon exercise of options pursuant to the Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. that are currently exercisable or exercisable within 60 days of May 23, 2013, (iii) 250,000 shares issued upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. and (iv) 725,000 shares issued pursuant to the Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

(8)	Comprised of (i) 237,500 shares issuable upon exercise of options granted under our 2011 Plan, (ii) 725,000 shares issuable upon exercise of options pursuant to the Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D., (iii) 250,000 shares issued upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. and (iv) 725,000 shares issued pursuant to the Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D.

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(9)	Dr. Barry has served as our director since January 30, 2012.

(10)	Comprised of shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013.

(11)	Comprised of shares issuable upon exercise of options previously granted under our 2011 Plan.

(12)	Mr. Berman has served as our director since February 7, 2013.

(13)	David Ivry served as our director until March 31, 2011.

(14)	Comprised of (i) 23,081 shares issuable upon exercise of options granted pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd and (ii) 17,500 shares issued upon the exercise of options granted pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd.

(15)	Mr. Karmeli provided consulting services to us in 2006.

(16)	Comprised of shares issued upon the exercise of options granted under our 2011 Plan.

(17)	Mr. Loughlin has served as our director since September 19, 2012.

(18)	Mr. Milinazzo has served as our president, chief executive officer and director since January 3, 2013.

(19)	Includes (i) 100,000 shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013 and (ii) 570,360 shares of restricted stock granted under our 2011 Plan.

(20)	Comprised of (i) 897,447 shares issuable upon exercise of options previously granted under our 2011 Plan and (ii) 570,360 shares of restricted stock granted under our 2011 Plan.

(21)	Ms. Paz served as vice president of sales and marketing from April 1, 2011 through March 27, 2012. Following such service, until June 30, 2012, and prior to such service, beginning in 2008, she served as a sales and marketing consultant. Ms. Paz and Ofir Paz are husband and wife and share voting and investment power with respect to all shares reported by Mr. Paz or Ms. Paz. Mr. Paz has served as our director since March 31, 2011. Mr. Paz served as our chief executive officer from March 31, 2011 to January 3, 2013 and as the chief executive officer and a director of InspireMD Ltd. from May 2005 to January 3, 2013.

(22)	Includes 50,725 shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013. Does not include 93,132 shares of common stock that Mr. Paz presently holds as trustee for a family trust. Mr. Paz does not have either voting power or dispositive power over these shares and he and Ms. Paz disclaim all beneficial ownership therein.

(23)	Mr. Ratini has served as InspireMD Ltd.’s vice president of sales and marketing in a full-time capacity since June 1, 2012 and served in a part-time capacity from March 27, 2012 until May 31, 2012.

(24)	Mr. Shitrit provided consulting services to us in 2007.

(25)	Includes 121,741 shares issued upon the exercise of options granted under our 2011 Plan.

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(26)	Mr. Shore has served as our chief financial officer, secretary and treasurer since March 31, 2011 and our chief administrative officer since May 3, 2013. In addition, since November 10, 2010, Mr. Shore has served as InspireMD Ltd.’s vice president of business development.

(27)	Comprised of (i) 85,871 shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013 and (ii) 750 shares issuable upon the exercise of currently exercisable warrants.

(28)	Comprised of 750 shares issuable upon the exercise of currently exercisable warrants.

(29)	Mr. Stuka has served as our director since August 8, 2011.

(30)	Includes 12,500 shares issuable upon exercise of options previously granted under our 2011 Plan that are currently exercisable or exercisable within 60 days of May 23, 2013. Mr. Stuka is the principal and managing member of Osiris Investment Partners, L.P. As such, this amount also includes (i) 741,409 shares of common stock and (ii) currently exercisable warrants to purchase 166,666 shares of common stock held by Osiris Investment Partners, L.P.

(31)	Comprised of (i) 741,409 shares of common stock and (ii) currently exercisable warrants to purchase 166,666 shares of common stock held by Osiris Investment Partners, L.P.

(32)	Mr. Weinstein has served as our director since August 8, 2011.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

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From time to time, one or more of the selling stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. Any such distributees, devisees or donees will be deemed to be selling stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders.

The selling stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The selling stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay the expenses of the registration of our common stock sold by the selling stockholders, including, without limitation, Securities and Exchange Commission filings fees, compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the selling stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Transition Report on Form 10-KT/A for the six month period ended June 30, 2012 and the three years ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

•	Our Transition Report on Form 10-KT for the six month period ended June 30, 2012, filed with the Securities and Exchange Commission on September 11, 2012, as amended by Amendment No. 1 to Transition Report on Form 10-KT/A, filed with the Securities and Exchange Commission on January 3, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 2, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the Securities and Exchange Commission on February 4, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 7, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 11, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2012;

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•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 26, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 23, 2013;

•	Our Definitive Proxy Statement filed on November 9, 2012; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4 Menorat Hamaor St., Tel Aviv, Israel 67448, Attention: Craig Shore, Chief Financial Officer or by phone at 972-3-691-7691.

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InspireMD, Inc.

4,939,790 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this registration statement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the termination of the offering (excluding, in either case, information furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

•	Our Transition Report on Form 10-KT for the six month period ended June 30, 2012, filed with the Securities and Exchange Commission on September 11, 2012, as amended by Amendment No. 1 to Transition Report on Form 10-KT/A, filed with the Securities and Exchange Commission on January 3, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 2, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the Securities and Exchange Commission on February 4, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 7, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 11, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2012;

II-1

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 26, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 7, 2013; and

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 16, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 23, 2013;

•	Our Definitive Proxy Statement filed on November 9, 2012; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

II-2

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 7. Exemption from Registration Claimed.

This registration statement includes (i) 570,360 shares of restricted stock granted to Alan Milinazzo under the 2011 Plan, (ii) 266,309 shares of common stock issued to Eli Bar upon the exercise of options granted pursuant to the 2011 Plan, (iii) 121,741 shares of common stock issued to Roni Karmeli upon the exercise of options granted pursuant to the 2011 Plan, (iv) 121,741 shares of common stock issued to Avi Shitrit upon the exercise of options granted pursuant to the 2011 Plan, (v) 250,000 shares of common stock issued to Sol J. Barer, Ph.D. upon the exercise of options granted pursuant to the Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Dr. Barer, (vi) 725,000 shares of common stock granted to Dr. Barer pursuant to a Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Dr. Barer and (vii) 17,500 shares of common stock issued to Ivry Cor pursuant to the Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd. The securities listed above were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2), and did not involve any public offering. The securities issued to Mr. Milinazzo were made in compliance with Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)
5.1*	Opinion of Haynes and Boone
23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)
99.1	Amended and Restated 2011 UMBRELLA Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2011)
99.2	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)
99.3	Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2011)
99.4	Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)
99.5	Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)
99.6	Second Amendment to the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2012)
99.7	Nonqualified Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
99.8	Incentive Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
99.9	Restricted Stock Award Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)
99.10	First Amendment to Restricted Stock Award Agreement, dated April 24, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013)
99.11*	Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Ivry Cor Ltd
99.12*	Stock Option Agreement, dated as of August 28, 2011, by and between InspireMD, Inc. and Fellice Pelled
99.13*	Agreement, dated as of January 15, 2008, by and between D.I.R. Omri Yitzum and Hashka’ot Ltd and Others and InspireMD, Register No. 513679431

__________

* Filed herewith.

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Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel on May 24, 2013.

InspireMD, Inc.

By:	/s/ Alan Milinazzo
Name: Alan Milinazzo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Alan Milinazzo and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-8, to sign any and all additional registration statements relating to the same offering of securities as this registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan Milinazzo	President, Chief Executive Officer and Director	May 24, 2013
Alan Milinazzo	(principal executive officer)
/s/ Craig Shore	Chief Financial Officer, Secretary and Treasurer	May 24, 2013
Craig Shore	(principal financial and accounting officer)
/s/ Sol J. Barer	Chairman of the Board of Directors	May 24, 2013
Sol J. Barer
/s/ James Barry	Director	May 24, 2013
James Barry
/s/ Michael Berman	Director	May 24, 2013
Michael Berman
/s/ Asher Holzer	Director	May 24, 2013
Asher Holzer
/s/ James J. Loughlin	Director	May 24, 2013
James J. Loughlin
/s/ Ofir Paz	Director	May 24, 2013
Ofir Paz
/s/ Paul Stuka	Director	May 24, 2013
Paul Stuka
/s/ Eyal Weinstein	Director	May 24, 2013
Eyal Weinstein